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                                                                    Exhibit 23.2

                           Consent of Independent Auditors


The Board of Directors
Aeroflex Incorporated:

We consent to the incorporation by reference of our report dated August 12, 2002, except for note 16, which is as of February 14, 2003, on the consolidated balance sheets of Aeroflex Incorporated and subsidiaries as of June 30, 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows and related schedule for each of the years in the three-year period ended June 30, 2002, which report appears in Form 8-K of Aeroflex Incorporated, filed July 21, 2003, which is incorporated by reference in the Proxy Statement/Prospectus of MCE Technologies, Inc. and the Registration Statement on Form S-4 of Aeroflex Incorporated, and to the references to our firm under the headings "Experts" and "Selected Historical Financial Information of Aeroflex" in the Proxy Statement/Prospectus and the Registration Statement.

Note 16 to the consolidated financial statements referred to above indicates that those financial statements were revised to reflect the presentation of a discontinued operation in December 2002.


Melville, New York
July 30, 2003